Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the references to our firm under the captions "Financial Highlights" in the WCT Equity Fund prospectus and Independent Public Accountants in the WCT Equity Fund Statement of Additional Information in Post-Effective Amendment No. 3 (Form N-1A, No. 333-35785) Registration Statement of WCT Equity Fund ( a Portfolio of the WCT Funds) and to our report dated December 6, 1999, on the financial statements as of October 31, 1999 of WCT Equity Fund, included in or made part of this Registration Statement.

/s/  Arthur Anderson LLP
Arthur Anderson LLP
December 16, 1999